UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 27, 2006

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     We have entered into an employment agreement with our Chief Executive Officer Larry L. Enterline, dated as of July 27, 2006. The employment agreement provides for an annual base salary of not less than $500,000, which may be increased as determined by the Compensation Committee of our Board of Directors. In addition, Mr. Enterline was awarded a signing bonus of $50,000 to be paid immediately. Mr. Enterline is eligible to participate in the executive incentive bonus plan. Under the incentive bonus plan, Mr. Enterline is eligible for an annual bonus, ranging from 50% to 200% of one-half of his annual base salary, also referred to as the bonus potential, based upon the achievement of certain EBITDA targets established by the Compensation Committee. The Compensation Committee set Mr. Enterline’s 2006 EBITDA target at the same level as that previously set for our other executive officers. Mr. Enterline will not earn any incentive unless a minimum of 90% of the 2006 EBITDA target is achieved.
     The initial term of Mr. Enterline’s employment agreement commences on the date of the agreement and will continue to December 31, 2008, subject to automatic extensions for a one-year period at the end of each year of the term, unless the agreement is terminated in accordance with its terms. In the event that (i) we do not renew Mr. Enterline’s employment agreement, (ii) he is terminated other than for cause (as defined in the employment agreement), (iii) he resigns for good reason (as defined in the employment agreement), or (iv) his employment is terminated due to death or disability, Mr. Enterline will receive severance equal to $750,000, plus an amount equal to the average bonus earned by Mr. Enterline for the two years prior to his termination, payable in a lump sum or, in certain circumstances, over a 24-month period. Mr. Enterline would also be entitled to receive continued insurance and benefits for a 24-month period following such a termination. In the event that Mr. Enterline is terminated in connection with a change of control of our company during the time periods specified in his employment agreement, he will be entitled to receive a special severance benefit of $250,000 in addition to all other benefits that would otherwise be provided to him upon termination without cause. All awards of unvested equity granted under the 2004 Stock Incentive Plan (or any successor equity incentive plan) will automatically become fully vested upon a change of control.
     The agreement includes restrictions on competition and solicitation of our employees, in each instance for a period of two years following termination of Mr. Enterline’s employment.
     In connection with the execution of his employment agreement, Mr. Enterline also received a grant of 150,000 restricted shares of common stock under our 2004 Stock Incentive Plan. One-third (or 50,000) of these shares vested on the grant date and two-thirds (or the remaining 100,000) will vest in substantially equal installments on each of January 1, 2007, January 1, 2008 and January 1, 2009.
     The Compensation Committee also approved the following changes at a meeting held on July 27, 2006:
1.	In the course of completing Mr. Enterline’s employment agreement as described above, the Compensation Committee reviewed the employment agreements and incentive bonus plans for executive officers Michael H. Barker, Ken R. Bramlett, Jr., David L. Kerr and Joseph C. Tusa, Jr. The Compensation Committee approved certain changes to such executive officers’ 2006 bonus plans to make them consistent with Mr. Enterline’s 2006 bonus plan. Such changes include (i) a restriction on a maximum bonus potential and (ii) the requirement to prorate their respective bonuses in the event we achieve a percentage of the EBITDA target that falls between specified target levels. Consistent with Mr. Enterline’s 2006 bonus plan, the 2006 bonus plans for these executive officers continue to provide for the payment of specified percentages of such executives’ annual salaries (ranging from 50% to 200% of one-half of their respective annual base salaries) as annual bonuses for 2006, subject to our achievement of certain EBITDA target levels established by the Compensation Committee. In addition, the Compensation Committee approved the acceleration of vesting of all equity awards granted to these executive officers in the event of a change of control involving our company.

2.	The Compensation Committee also approved certain changes to our Board compensation program. Effective July 27, 2006, the revised Board compensation program is as follows:

Equity Compensation

Directors who are employed by us or our principal stockholders receive no additional compensation for serving on our Board of Directors. We refer to our directors who are neither employed by us nor by our principal stockholders as outside directors. Our outside directors will receive 5,000 restricted shares of our common stock on the date they join our Board, and subsequent annual restricted share grants of 2,000 shares of our common stock on the date of each annual meeting of our stockholders. All of these shares will be 100% vested on the grant date.

Cash Compensation

We also pay our outside directors an annual retainer of $25,000, plus fees of $2,000 per meeting of the Board attended in person and $1,000 per meeting of the Board attended by telephone or other electronic means. Members of the Audit Committee of our Board of Directors (other than the Chairman of the Audit Committee) also receive an additional annual retainer of $5,000. All directors are entitled to reimbursement of expenses.

Outside directors serving as Chairmen of the specified committees also receive the following additional annual retainers:

Chairman of the Audit Committee	$15,000
Chairman of the Compensation Committee	$7,500
Each committee member receives $2,000 for each meeting of a committee of the Board attended in person and $1,000 for each meeting of a committee of the Board attended by telephone or other electronic means.

Our outside director fees are payable in cash or, at the election of each director, which is made on an annual basis, in shares of restricted stock determined by the current market price of the stock at the time of each cash payment.
Item 8.01. Other Events.
     We issued a press release dated July 27, 2006 announcing that our stockholders elected Robert Fotsch and Courtney McCarthy to our Board of Directors at the 2006 Annual Meeting of Stockholders. The biographies for Mr. Fotsch and Ms. McCarthy are included in our proxy statement filed with the Securities and Exchange Commission on June 27, 2006. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this report.
     Our Board of Directors appointed Mr. Fotsch to the Audit Committee of our Board of Directors to fill the vacancy on such committee. As a result of such appointment, the Audit Committee now consists of three independent directors as required by Nasdaq Marketplace Rule 4350. We received a letter from NASDAQ dated July 27, 2006 confirming our return to compliance with the Marketplace Rules.
(d) Exhibits.

Number	Exhibit

99.1*	Press Release dated July 27, 2006 announcing the election of Robert Fotsch and Courtney McCarthy to the Board of Directors.

*	Filed herewith.
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: August 2, 2006	By:	/s/ JOSEPH C. TUSA, JR.

	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1*	Press Release dated July 27, 2006 announcing the election of Robert Fotsch and Courtney McCarthy to the Board of Directors.

*	Filed herewith.